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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 14, 2000

                             HYBRID NETWORKS, INC.
            (Exact name of registrant as specified in this charter)

                                    DELAWARE
                 (State or other Jurisdiction of Incorporation)

        0-23289                                        77-02520931
(Commission File Number)                 (I.R.S. Employer Identification Number)

                 6409 GUADALUPE MINES ROAD, SAN JOSE, CA 95120
              (Address of principal executive offices) (Zip Code)

                                 (408) 323-6500
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS

September 14, 2000

Company Press Release


                 HYBRID NETWORKS DISCUSSES SHIPMENT PROJECTIONS

         SAN JOSE, Calif., Sept. 13, 2000 - Hybrid Networks Inc. (Nasdaq: HYBR), the worldwide leader in MMDS fixed broadband wireless Internet-access systems, today announced in a conference call with investors the company's shipment projections for the next three fiscal years.

         The company expects shipments for fiscal year 2000 to exceed $35 million with an operating gross profit of approximately $2.5 million. Based on orders already in hand and projections of orders to come, the company anticipates shipments of more than $60 million and gross profits of more than $15 million in fiscal 2001. Hybrid projects that shipments for fiscal year 2002 will double those of 2001, with gross profits exceeding 30 percent.

         Moving forward, Hybrid Networks expects research and development to be within 10 to 20 percent of annual sales revenues. The company's goal for sales and marketing is 11 percent, and the goal for general and administrative is 9 percent of annual sales revenues.

          "These discussions of our operating expectations for 2000, 2001 and 2002 and our goals for research and development, sales and marketing and general and administrative expenses are forward-looking statements. Accomplishing these goals is based on numerous assumptions," said Michael D. Greenbaum, president and CEO of Hybrid Networks. "These statements involve significant risks and uncertainties that

                                     -more-

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HYBRID NETWORKS DISCUSSES SHIPMENT PROJECTIONS 2-2-2

could cause actual results to differ from those anticipated today. Such factors include, but are not limited to, the need to raise additional capital, roll outs not proceeding as currently anticipated, effects of competitive products and pricing, our customer concentration, economic conditions and our ability to attract and retain qualified technical and other personnel. For information regarding these and other important risks, please refer to Hybrid's most recent 10-K and 10-Q reports on file with the SEC."

ABOUT HYBRID NETWORKS

         Headquartered in San Jose, Calif., Hybrid Networks Inc. designs, develops, manufactures and markets fixed broadband wireless systems that enable telecommunications companies, wireless systems operators and network providers to offer high-speed Internet access to businesses and residences. Hybrid was first to market with patented two-way wireless products that focus on the MMDS spectrum and WCS spectrum in the United States and similar spectrum abroad. The company's customers include Sprint, WorldCom, Look Communications and Andrew Corp. With systems in place in 51 markets worldwide, Hybrid is part of more fixed broadband wireless deployments than all of its competitors combined. For more information, call (408) 323-6215 or visit www.hybrid.com.


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The above statements regarding operating results and expense levels in 2000,
2001 and 2002 are forward-looking statements, and we caution our stockholders and others that these statements involve certain risks and uncertainties. Factors that may cause actual results to differ from expected results include, but are not limited to, the proposed rollouts not proceeding as currently anticipated, our need to raise additional working capital, the effects of competitive products and pricing, economic and political conditions that may impact customers' ability to fund purchases of our products and services, the company's ability to achieve the cost savings anticipated from cost-reduction programs, fluctuations in international exchange rates, the timing of cash payments and receipts, end-use demands for wireless communication services, and other business factors. For information regarding these risks and other related risks, see the "Risk Factors" section of Hybrid's most recent Form 10-K and Form 10-Q on file with the SEC.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 14, 2000.            Hybrid Networks, Inc.


                                     By: /s/ Michael D. Greenbaum
                                         ----------------------------------
                                         Michael D. Greenbaum
                                         Chief Executive Officer